UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2007

Activant Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-49489 (Commission File Number)	94-2160013 (IRS Employer Identification No.)
7683 Southfront Road
Livermore, California 94551
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (925) 449-0606

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
Asset Purchase Agreement
Debt Commitment Letter
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
     On July 2, 2007, we entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Intuit Inc. (“Intuit”) and Greenland Holding Corp., a newly formed and wholly owned subsidiary of ours (“Greenland”). The Asset Purchase Agreement provides for the acquisition and assumption by us from Intuit of specified assets (the “Transferred Assets”) and liabilities (the “Assumed Liabilities”) that comprise Intuit Eclipse, Intuit’s distribution management software division (the “Transaction”).
     Under the terms of the Asset Purchase Agreement, we will acquire the Transferred Assets and assume the Assumed Liabilities for aggregate consideration of approximately $100,000,000 in cash subject to certain adjustments. Consummation of the Transaction is subject to the satisfaction or waiver of customary conditions, including (1) the expiration or termination of the applicable Hart-Scott-Rodino waiting period, (2) subject to certain exceptions, the material accuracy of the representations and warranties of the parties and (3) the absence of any Material Adverse Effect (as defined in the Asset Purchase Agreement) with respect to Intuit Eclipse.
     Concurrently, and in connection with entering into the Asset Purchase Agreement, we entered into a commitment letter with Deutsche Bank Trust Company Americas and Deutsche Bank Securities Inc. (the “Debt Commitment Letter”) to obtain a new incremental term loan facility in an aggregate principal amount of up to $125,000,000 to be used, among other things, to finance the Transaction and to pay fees and expenses in connection therewith (the “Acquisition Facility”). Under the terms of the Debt Commitment Letter, we will amend our existing credit agreement, dated as of May 2, 2006 (our “Existing Credit Agreement”) to, among other things, permit the incurrence of the Acquisition Facility as a new tranche of loans to be incurred thereunder and allow for the consummation of the Transaction.
     The Acquisition Facility will mature on May 2, 2013 and will amortize in equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount of the Acquisition Facility, with the balance payable on May 2, 2013. Repayment of the Acquisition Facility will be guaranteed by the same guarantors who are required to guarantee the Existing Credit Agreement and secured by the same assets that are required to secure the Existing Credit Agreement.
     The loans under the Acquisition Facility will bear interest rates based on prevailing market rates plus an agreed-upon margin.
     We expect the transaction to close in the third calendar quarter of 2007.
     The above summary of the material terms of the Asset Purchase Agreement and the Debt Commitment Letter is qualified by reference to the texts of the Asset Purchase Agreement and the Debt Commitment Letter which are filed herewith as Exhibits 2.1 and 10.1.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(d) Exhibits
2.1	Asset Purchase Agreement by and among Activant Solutions Inc., Greenland Holding Corp. and Intuit Inc. dated as of July 2, 2007.*

10.1	Debt Commitment Letter from Deutsche Bank Trust Company Americas and Deutsche Bank Securities Inc. dated as of July 2, 2007.

99.1	Press Release dated July 9, 2007 issued by Activant Solutions Inc.

*	Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVANT SOLUTIONS INC.
By:	/S/ TIMOTHY F. TAICH
Name:	Timothy F. Taich
Title:	Vice President and General Counsel

Date: July 9, 2007

Exhibit Index
2.1	Asset Purchase Agreement by and among Activant Solutions Inc., Greenland Holding Corp. and Intuit Inc. dated as of July 2, 2007.*

10.1	Debt Commitment Letter from Deutsche Bank Trust Company Americas and Deutsche Bank Securities Inc. dated as of July 2, 2007.

99.1	Press Release dated July 9, 2007 issued by Activant Solutions Inc.

*	Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.